Exhibit 10.11

EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

TBS International plc,

Joseph E. Royce,

Gregg L. McNelis,

and

Lawrence A. Blatte

Dated January 25, 2011

i

EXHIBITS

Exhibit A	List of Lenders
Exhibit B	Form of Series B Preference Share Certificate of Designation
Exhibit C	Schedule of Pro Rata Beneficial Ownership
Exhibit D	Form of Escrow Agreement

ii

Investment Agreement, dated as of January 25, 2011, by and among;

(1)                                  Joseph E. Royce, Gregg L. McNelis and Lawrence A. Blatte (the “Investors”); and

(2)                                  TBS International plc, a public company limited by shares incorporated under the laws of Ireland under registered number 476578 (including its successors, the “Company”).

RECITALS

(A)                              The various lenders to the Company listed on Exhibit A hereto (the “Lenders”), as a condition to their respective Loan Modification Agreements to modify the terms of their Loan Agreements with the Company, have required that the Investors:  (i) on the closing date of such restructuring, to purchase an aggregate of $3,000,000 of Series B Preference Shares, par value US$0.01 per share, of the Company (the “Series B Preference Shares”), with terms substantially in the form of those set forth in the Certificate of Designation (“Certificate of Designation”) attached as Exhibit B hereto; (ii) to enter into the Escrow Agreement (as defined herein); and (iii) to commit to purchase up to the Final Purchase Amount (as defined herein).

(B)                                The Investors desire to purchase, and the Company desires to issue, Series B Preference Shares, in the amounts and at the time specified herein.

(C)                                The Company desires to conduct a rights offering (the “Rights Offering”) to the holders of the Ordinary Shares entitling such holders to purchase Series A Preference Shares.

Now, therefore, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1                                   Definition of Certain Terms

The following terms, as used herein, have the following meanings:

“Affiliate” of any Person means any other Person who either directly or indirectly through one or more intermediaries is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment, credit arrangement, as trustee or executor, or otherwise, and the terms “controls,” “controlling” and “controlled by” shall have correlative meanings.  With respect to any Investor, the term “Affiliate” shall also include such Investor’s spouse, any entity for which such Investor or such Investor’s spouse acts as trustee or is a beneficiary.

“Agreement” means this Investment Agreement, including the exhibits hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required to close.

“Certificate of Designation” has the meaning given in the recitals to this Agreement.

“Closing Date” means the First Closing Date, every Interim Closing Date and the Final Closing Date.

“Closing Transaction Documents” means this Agreement and the Escrow Agreement.

“Company” has the meaning given in the recitals to this Agreement.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means any contract, agreement, arrangement, purchase order, note, mortgage, indenture, license, lease, sublease, plan, commitment or other instrument, whether written or oral.

“Escrow Agreement” has the meaning given to such term in Section 2.1.

“Escrow Account” has the meaning given to such term in the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Final Closing” has the meaning given in Section 2.4.

“Final Closing Date” means the third Business Day following the date on which the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 have been satisfied (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).

“Final Closing Transactions” means the transactions described in Section 2.4.

“Final Purchase” means the purchase pursuant to Section 2.4 of Series B Preferred Shares having an aggregate Liquidation Preference equal to the Final Purchase Amount.

“Final Purchase Amount” means:  (i) $7,000,000, less (ii) the aggregate of all Liquidity Disbursement Amounts, less (iii) the aggregate subscription price paid to the Company upon exercise of Rights pursuant to the Rights Offering.

“Final Purchase Outside Date” means six months from the date of this Agreement.

“First Closing” has the meaning given in Section 2.2.

“First Closing Date” means the Business Day on which the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).

“First Closing Transactions” means the transactions described in Section 2.2.

“First Purchase” means the purchase pursuant to Section 2.2 of Series B Preferred Shares having an aggregate Liquidation Preference of $3,000,000.

“Governmental Authority” means a governmental, regulatory or administrative authority, agency or commission or judicial or arbitral body of Ireland, the United States or any political subdivision thereof.

“Interim Closing” has the meaning given in Section 2.3.

“Interim Closing Date” means any third Business Day following any date on which a Liquidity Disbursement occurs pursuant to Section 2.3(a) and the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).

“Interim Closing Transactions” means the transactions described in Section 2.3.

“Interim Purchases” means the purchase pursuant to Section 2.3 of Series B Preferred Shares having an aggregate Liquidation Preference not to exceed $7,000,000.

“Investors” has the meaning given in the preamble of this Agreement.

“Investor Rights” means, with respect to any Investor, the Rights issued in the Rights Offering with respect to Ordinary Shares beneficially owned by such Investor.

“Law” means the laws of Ireland, the United States or any political subdivision thereof.

“Lenders” has the meaning given in the recitals to this Agreement.

“Lien” means any mortgage, pledge, hypothecation, right of others, claim, security interest, adverse claim or interest, easement, license, covenant, encroachment, servitude, consent, option, lien, put or call right, right of first refusal, voting right, charge or other restrictions, limitations or encumbrances of any nature whatsoever.

“Liquidity Disbursement” has the meaning set forth in Section 2.3(a).

“Liquidity Disbursement Amount” means the amount of a Liquidity Disbursement.

“Liquidation Preference” means, as to any Series B Preference Share, the Liquidation Preference applicable under the Certificate of Designation.

“Loan Agreements” means the credit agreements or similar financing agreements between the Company and each of the Lenders.

“Loan Modification Agreement” means, as to any Lender, a written agreement with the Company pursuant to which, among other things, such Lender waives any existing defaults under, and agrees to modify the principal repayment terms set forth in, the Loan Agreements to which such Lender is a party.

“Material Adverse Effect” means a material adverse change, or any development that is reasonably expected to result in a material adverse change, in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

“Memorandum and Articles of Association” means the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be in effect from time to time.

“Minimum Rights Offering Amount” means an amount equal to:  (i) $7,000,000, less (ii) the aggregate Liquidity Disbursement Amounts for all Liquidity Disbursements occurring on or before the close of business on the Business Day immediately prior to the end of the Rights Offering Period.

“Notice” has the meaning given in Section 12.2(a).

“Order” means any judgment, order, administrative order, writ, stipulation, injunction (whether permanent or temporary), award, decree or similar legal restraint of, or binding settlement having the same effect with, any Governmental Authority.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares, par value US$0.01 per share, of the Company.

“Parties” means the Company and the Investors.

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

“Pro Rata Share” means, as to each Investor, the percentage listed on Exhibit C, which is intended to approximate such Investor’s current beneficial ownership in the Company as a percentage of all Investors’ current beneficial ownership, in each case calculated pursuant to Section 13 of the Exchange Act.

“Restructuring Closing” means the date on which every Lender has executed a Loan Modification Agreement with the Company and all conditions precedent to the effectiveness and closing of all such Loan Modification Agreements have been fulfilled.

“Rights Offering” has the meaning given in the recitals to this Agreement.

“Rights Offering Closing” has the meaning given in Section 5.1(c).

“Rights Offering Documents” has the meaning given in Section 5.1(b).

“Rights Offering Period” has the meaning given in Section 5.1(c).

“Rights Offer Shares” has the meaning given in Section 5.1(a).

“Rights Recipient” has the meaning given in Section 5.1(a).

“Rights Registration Statement” means a registration statement of the Company filed with the U.S. Securities and Exchange Commission pursuant to which the Company will make the Rights Offering.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Series A Preference Shares” means the Series A Preference Shares, par value US$0.01 per share, of the Company.

“Series B Preference Shares” has the meaning given in the recitals to this Agreement.

“Subsidiaries” means each corporation or other Person in which a Person (i) owns or controls, directly or indirectly, capital stock or other equity interests representing at least 51% of the outstanding voting stock or other equity interests or (ii) has the right to appoint or remove a majority of its board of directors or equivalent managing body.

“Transactions” means the First Closing Transaction, the Interim Closing Transactions and the Final Closing Transaction.

Section 1.2                                   Headings; Table of Contents

Headings and table of contents should be ignored in construing this Agreement.

Section 1.3                                   Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4                                   Schedules

References to this Agreement shall include any Exhibits, Schedules and Recitals to it and references to Sections, Exhibits and Schedules are to Sections of, Exhibits to and Schedules to, this Agreement.

Section 1.5                                   Interpretation

In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation.

ARTICLE 2.

SUBSCRIPTION AND ISSUANCE OF SHARES

Section 2.1                                   Agreement of the Parties

The Investors hereby agree, severally and not jointly, to purchase from the Company their Pro Rata Share of up to an aggregate of $10,000,000 in Liquidation Preference of the Series B Preference Shares, and the Company hereby agrees to issue such Series B Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The purchase price of each Series B Preferred Share will equal its Liquidation Preference.  In connection with the commitment set forth in this Section 2.1, each of the Investors agrees to enter into the Escrow Agreement among the Company, the Investors, Bank of America N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A., as escrow agent, substantially in the form attached as Exhibit D (the “Escrow Agreement”), and to deposit his Pro Rata share of $10,000,000 into the Escrow Account no later than the earlier of the Restructuring Closing or January 31, 2011.

Section 2.2                                   First Closing

On the First Closing Date, each Investor will subscribe for his Pro Rata Share of $3,000,000 in Liquidation Preference of the Series B Preference Shares, and the Company will issue such Series B Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The closing of the First Purchase (the “First Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York.  At the First Closing, the Company will deliver certificates for the Series B Preference Shares to the Investors in exchange for an amount equal to such Investor’s Pro Rata Share of $3,000,000, payable from the Escrow Account pursuant to the terms of the Escrow Agreement (or from another account specified by such Investor).

Section 2.3                                   Interim Closings

(a)                                  The Board of Directors, from time to time prior to the Final Closing, may request that one or more disbursements (“Liquidity Disbursements”) be made from the Escrow Account to the Company to ensure the Company’s compliance with the Minimum Liquidity Covenant in the Loan Modification Agreements; provided, that the aggregate of all such Liquidity Disbursements Amounts may not exceed $7,000,000.

(b)                                 On each Interim Closing Date from the date hereof through the end of the Rights Offering Period, each Investor, severally and not jointly, will subscribe for his Pro Rata Share of each Liquidity Disbursement Amount in Liquidation Preference of the Series B Preference Shares, and the Company will issue such Series B Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The closing for each Interim Purchase (each, an “Interim Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York.  At each Interim Closing, the Company will deliver certificates for the Series B Preference Shares to the Investors upon receipt of an amount equal to such Investor’s Pro Rata Share of the Liquidity Disbursement Amount, payable from the Escrow Account pursuant to the terms of the Escrow Agreement (or from another account specified by such Investor).

Section 2.4                                   Final Closing

On the Final Closing Date, each Investor will subscribe for his Pro Rata Share of the Final Purchase Amount in Liquidation Preference of the Series B Preference Shares, and the Company will issue such Series B Preference Shares to the Investors, in each case at the times and subject only to the conditions set forth in this Agreement.  The closing of the Final Purchase (the “Final Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York.  At the Final Closing, the Company will deliver Series B Preference Shares to the Investors in exchange for an amount equal to such Investor’s Pro Rata Share of the Final Purchase Amount, payable from the Escrow Account pursuant to the terms of the Escrow Agreement (or from another account specified by such Investor).

Section 2.5                                   Deliveries by the Company on the Closing Dates.

The Company shall deliver the following to the Investors on each Closing Date:

(a)                                  on or before the First Closing Date, duly executed original counterparts to the Closing Transaction Documents, to the extent required to be executed by the Company;

(b)                                 any other documents or instruments reasonably requested prior to such Closing Date by the Investors in connection with the consummation of the applicable Transaction; and

(c)                                  the Series B Preference Shares required to be issued and delivered pursuant to Section 2.2, Section 2.3 or Section 2.4, as applicable, free and clear of any Liens.

Section 2.6                                   Deliveries by the Investors on the Closing Dates.

The Investors shall deliver to the Company the following on each Closing Date:

(a)                                  on or before the First Closing Date, duly executed original counterparts to the Closing Transaction Documents, to the extent required to be executed by the Investors;

(b)                                 any other documents or instruments reasonably requested prior to such Closing Date by the Company in connection with the consummation of the applicable Transaction; and

(c)                                  funds, by wire transfer of immediately available U.S. funds, to the account of the Company, in order to satisfy the payment obligations set forth in Section 2.2, Section 2.3 or Section 2.4, as applicable, such amounts to be payable from the

Escrow Account pursuant to the terms of the Escrow Agreement (or from another account specified by such Investor).

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date hereof, as follows:

Section 3.1                                   Organization and Corporate Power.

The Company is a public limited company duly incorporated, validly existing and in good standing under the laws of Ireland and has the requisite corporate power and authority to enter into, deliver and perform this Agreement and the transactions contemplated by this Agreement.

Section 3.2                                   Authorization; Binding Effect.

The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the Investors, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.3                                   Designation of Series B Preference Shares.

The Board of Directors has established a series of Preference Shares with terms substantially in the form of those set forth in the Certificate of Designation.

Section 3.4                                   Noncontravention.

The execution and delivery of this Agreement by the Company does not, and the consummation of the Transactions and compliance by the Company with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (i) the Memorandum and Articles of Association, (ii) any material contract to which Company or any of its Subsidiaries is a party or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets; other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses or Liens that (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

Section 3.5                                   Consents.

No Consent of any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the issuance by the Company of the Series B Preference Shares to the Investors.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

As of the date hereof and as of each Closing Date, each Investor represents and warrants to the Company as follows:

Section 4.1                                   Authorization; Binding Effect

The Investor has duly executed and delivered this Agreement.  This Agreement is a legal, valid, binding and enforceable obligation of the Investor, enforceable against such Investor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.2                                   Purchase for Investment

The Investor is acquiring the Series B Preference Shares for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act.  The Investor is an “accredited investor” as defined in Rule 501 under the Securities Act and has such knowledge and experience in financial and business matters and in investments of the type contemplated by this Agreement that he is capable of evaluating the merits and risks of its investment in the Series B Preference Shares and of making an informed investment decision with respect thereto.  The Investor acknowledges that the Series B Preference Shares have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act.  The Investor also acknowledges that he has received sufficient information regarding the Company to evaluate fully the merits of the transactions contemplated hereby.

Section 4.3                                   Ability to Consummate Transactions

The Investor has or will have at the time required hereunder an amount of cash on hand or deposited in the Escrow Account necessary to consummate the transactions contemplated by the Agreement.

ARTICLE 5.

RIGHTS OFFERING

Section 5.1                                   Covenants of the Company

(a)                                  As soon as reasonably practicable after the First Closing, the Company shall offer to each then-record holder of Ordinary Shares (each a “Rights Recipient”) the right to purchase up to such Rights Recipient’s pro rata share (based upon, as of the record date set for the Rights Offering, the number of Ordinary Shares owned by such Rights Recipient relative to the number of Ordinary Shares owned by all Rights Recipients) of an offering of Series A Preference Shares (the “Rights Offer Shares”) in exchange for an aggregate subscription price not less than the Minimum Rights Offering Amount.

(b)                                 In connection with the Rights Offering, the Company shall prepare a prospectus, subscription documents, and all other documents necessary to be distributed to Rights Recipients in order to consummate the Rights Offering (collectively, the “Rights Offering Documents”) and a Rights Registration Statement, to the extent necessary, and after the Rights Registration Statement has been declared effective by the U.S. Securities and Exchange Commission, promptly mail such Rights Offering Documents to Rights Recipients.

(c)                                  Any Rights Recipient that elects to subscribe for Rights Offer Shares shall fill out a subscription form in accordance with the instructions set forth in the Rights Offering Documents and send such forms back to the Company within a specified period from the date of the Rights Offering Documents (the “Rights Offering Period”) along with payment of the subscription price specified in the Rights Offering Documents.  Upon the expiration of the Rights Offering Period, subject to the terms and conditions of the Rights Offering Documents, the Company shall issue to each Rights Recipient (the “Rights Offering Closing”) the number of Rights Offer Shares so subscribed for by such Rights Recipient.

Section 5.2                                   Covenants of the Investors

Each Investor shall prevent the transfer of, and shall cause to expire, the Investor Rights issued in the Rights Offering with respect to Ordinary Shares that such Investor beneficially owns pursuant to Section 13 of the Exchange Act.

ARTICLE 6.

COVENANTS OF THE PARTIES

Section 6.1                                   Reasonable Efforts; Notification

Each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Transactions and the other transactions contemplated by this Agreement, including:  (i) the obtaining of all other necessary actions, waivers, consents and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any); (ii) the obtaining of all necessary consents, approvals or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

ARTICLE 7.

CONDITIONS PRECEDENT TO THE FIRST CLOSING AND INTERIM CLOSINGS

Section 7.1                                   Conditions to Obligations of the Company and the Investors

The obligations of the Company and the Investors to consummate the First Closing Transaction and the Interim Closing Transactions shall be subject to the satisfaction (or waiver by the Company or Investors, as applicable) on or prior to the applicable Closing Date of the following conditions:

(a)                                  Each of the Loan Modification Agreements shall have been executed by the Company and the Lenders party thereto and shall remain in full force and effect.

(b)                                 The Restructuring Closing shall have occurred.

(c)                                  The consummation of such Transactions shall not have been enjoined or prohibited by applicable Law; and

(d)                                 No proceeding by any Governmental Authority challenging such Transactions in any material respect shall have been initiated or threatened.

Section 7.2                                   Conditions to Obligations of the Investors

The obligations of the Investors to consummate the First Closing Transactions and the Interim Closing Transactions shall be subject to the satisfaction (or waiver by the Investors) on or prior to the applicable Closing Date of the following additional conditions:

(a)                                  Representations and Warranties.  Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects both when made and as of such Closing Date (or in the case of representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such specified date).

(b)                                 Covenants.  The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on such Closing Date.

(c)                                  Certificate.  The Company shall have delivered to the Investors a certificate, dated the applicable Closing Date and executed by a duly authorized officer, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d)                                 Deliveries; Share Certificates.  The Company shall have delivered all of the deliveries, including share deliveries, provided for in Section 2.4 with respect to such Closing Date.

Section 7.3                                   Conditions to Obligations of the Company

The obligation of the Company to consummate the First Closing Transactions and the Interim Closing Transactions shall be subject to the satisfaction (or waiver by the Company), on or prior to the applicable Closing Date, of the following additional conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Investors contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date hereof and as of such Closing Date with the same effect as though made on such date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(b)                                 Covenants.  The Investors shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on such Closing Date.

(c)                                  Certificate.  Each Investor shall have delivered to the Company a certificate, dated the applicable Closing Date and executed by such Investor or its authorized attorney-in-fact, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

(d)                                 Deliveries.  The Investors shall have delivered all of the deliveries provided for in Section 2.5 with respect to such Closing Date.

ARTICLE 8.

CONDITIONS PRECEDENT TO THE FINAL CLOSING

Section 8.1                                   Conditions to Obligations of Each Party

The obligations of the Parties to consummate the Final Closing Transactions contemplated hereby shall be subject to the satisfaction or waiver by both Parties on or prior to the Final Closing Date of the following conditions:

(a)                                  Loan Modification Agreements.  Each of the Loan Modification Agreements shall have been executed by the Company and the Lenders party thereto and shall remain in full force and effect.

(b)                                 Restructuring Closing.  The Restructuring Closing shall have occurred.

(c)                                  Rights Offering Completed.  The Rights Offering Closing shall have occurred; provided, that if the Rights Offering Closing does not occur by the third Business Day prior to the Final Purchase Outside Date, the condition in this Section 8.1(c) shall be deemed satisfied.

(d)                                 No Injunctions.  The consummation of the Final Closing Transactions shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Authority challenging such transactions in any material respect shall have been initiated or threatened.

Section 8.2                                   Conditions to Obligations of the Investors

The obligations of the Investors to consummate the Final Closing Transactions shall be subject to the satisfaction (or waiver by the Investors) on or prior to the Final Closing Date of the following additional conditions:

(a)                                  Restructuring Closing.  The Restructuring Closing shall have occurred.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects both when made and as of the Final Closing Date (except in the case of representations and warranties that are made as of a specified date within such sections, such representations and warranties shall be true and correct as of such specified date).

(c)                                  Covenants.  The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the First Closing Date.

(d)                                 Time of Final Closing Consummation. The Final Closing shall have been consummated by the Final Purchase Outside Date, provided, that this shall not be a condition to the obligations of the Investors if the failure to consummate the Final Closing is due to the failure of the Investors to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party prior to the Final Closing.

(e)                                  Certificate.  The Company shall have delivered to the Investors a certificate, dated the Final Closing Date and executed by a duly authorized officer, to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(f)                                    Deliveries; Share Certificates.  The Company shall have delivered all of the deliveries, including share deliveries, provided for in Section 2.4 with respect to the Final Closing Date.

Section 8.3                                   Conditions to Obligations of the Company

The obligation of the Company to consummate the Final Closing Transactions shall be subject to the satisfaction (or waiver by the Company), on or prior to the Final Closing Date, of the following additional conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Investors contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date hereof and as of the Final Closing Date with the same effect as though made on such date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(b)                                 Covenants.  The Investors shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Final Closing Date.

(c)                                  Certificate.  Each Investor shall have delivered to the Company a certificate, dated the Final Closing Date and executed by such Investor or its authorized attorney-in-fact, to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d)                                 Time of Final Closing Consummation. The Final Closing shall have been consummated by the Final Purchase Outside Date, provided, that this shall not be a condition to the obligations of the Company if the failure to consummate the Final Closing is due to the failure of the Company to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party prior to the Final Closing.

(e)                                  Deliveries.  The Investors shall have delivered all of the deliveries provided for in Section 2.5 with respect to the Final Closing Date.

ARTICLE 9.

TERMINATION

Section 9.1                                   Termination

This Agreement may be terminated at any time prior to the First Closing:

(a)                                  by the written agreement of the Investors, the Company and the Lenders;

(b)                                 by either the Company or the Investors by written notice to the other Party if the First Closing Transactions shall not have been consummated pursuant hereto by 5:00 p.m. New York City time on February 28, 2011, unless such date shall be extended by the mutual written consent of the Company and the Investors;

(c)                                  by either the Company or the Investors by written notice to the other Party if any Governmental Authority shall have issued an Order (which Order the Parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Order shall have become final and non-appealable; or

(d)                                 by either the Company or the Investors by written notice to the other Party if any event, fact or condition shall occur or exist that shall have made it impossible to satisfy a condition precedent to the terminating Party’s obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating Party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party prior to the Closing.

Section 9.2                                   Effect of Termination

In the event of the termination of this Agreement pursuant to the provisions of Section 9.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or any of its Affiliates or agents, except as specified in this Section 9.2 and except for any liability resulting from such Party’s breach of this Agreement.

ARTICLE 10.

MISCELLANEOUS

Section 10.1                            Fees and Expenses

Except as prohibited by law, the Company shall bear all expenses, costs and fees (including attorneys’ and auditors’ fees) incurred by the Parties in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith and therewith, whether or not the transactions contemplated hereby shall be consummated.

Section 10.2                            Notices

(a)                                  Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be delivered by hand, email, fax, registered post or by courier using a recognized courier company.

(b)                                 Any Notice to the Investors shall be sent to the Investor at such Investor’s address as set forth in the Company’s records, or such other person or address as any Investor may notify to the Company from time to time.

(c)                                  A Notice to the Company shall be sent to the Company at the following address, or such other person or address as the Company may notify to the Investors from time to time:

TBS International plc
c/o TBS Shipping Services Inc.
612 East Grassy Sprain Rd.
Yonkers, New York 10710
Attention:  Tara C. DeMakes
Phone:  (914) 961-1000
Fax:  (914) 961-5121

with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue, 47th Floor
New York, NY 10166
Attention:  Steven R. Finley, Esq.
Phone:  (212) 351-4000
Fax:  (212) 351-4035

(d)                                 A Notice shall be effective upon receipt and shall be deemed to have been received:  (i) if delivered personally, on the date of delivery; (ii) if delivered by facsimile, email or otherwise, upon written confirmation of receipt by facsimile, email or otherwise; (iii) if delivered by a recognized next-day courier service, on the first Business Day following the date of dispatch; or (iv) if delivered by registered or certified mail, return receipt requested, postage prepaid, on the earlier of confirmed receipt or the fifth Business Day following the date of mailing.

Section 10.3                            Amendment; Waivers

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement shall not be construed as a waiver of any other breach or default of a similar nature, and the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall not be construed as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

Section 10.4                            Severability

If any provision of this Agreement, including any phrase, sentence, clause, section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.  If any provision of this Agreement shall be adjudged to be inoperative or unenforceable or excessively broad as to duration, geographical scope, activity or subject, the Parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable Law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 10.5                            Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 10.6                            Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 10.7                            Assignment

This Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Party hereto.

Section 10.8                            Governing Law

This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction.  The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 10.9                            Interpretation of the Term “Purchase”

For the avoidance of doubt, any reference in this Agreement to a “purchase” in respect of the Series B Preference Shares or payments made in respect of the Series B Preference Shares is to be interpreted as meaning a subscription for Series B Preference Shares or payment of the subscription price in respect thereof, respectively.

In Witness Whereof, the Parties have duly executed this Agreement as of the date first above written.

TBS INTERNATIONAL PLC

By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President and Chief Financial Officer

Lawrence A. Blatte

/s/ Lawrence A. Blatte

Gregg L. McNelis

/s/ Gregg L. McNelis

Joseph E. Royce

/s/ Joseph E. Royce

[SIGNATURE PAGE TO INVESTMENT AGREEMENT]

EXHIBIT A

List of Lenders

DVB Facility

•                              DVB Group Merchant Bank (Asia) Ltd.

•                              The Governor and Company of the Bank of Ireland

•                              Natixic

•                              DVB Bank SE

Banc of America Facility

•                              Bank of America, N.A.

•                              DVB Group Merchant Bank (Asia) Ltd.

•                              Citibank, N.A.

•                              TD Banknorth N.A.

•                              Keybank National Association

•                              Capital One Leverage Finance Corp.

•                              Compass Bank

•                              Merrill Lynch Commercial Finance Corp.

•                              Webster Bank National Association

•                              Comerica Bank

•                              Tristate Capital Bank

RBS Facility

•                              The Royal Bank of Scotland plc

•                              Citibank, N.A.

•                              Landesbank Hessen-Thüringen Girozentrale

•                              Norddeutsche Landesbank Girozentrale

•                              Santander UK PLC

•                              Bank of America, N.A.

Credit Suisse Facility

•                              Credit Suisse AG

Commerzbank Facility

•                              Commerzbank AG

Berenberg Facility

•                              Joh. Berenberg, Gossler & Co. KG

AIG Facility

•                              AIG Commercial Equipment Finance, Inc.

EXECUTION VERSION

EXHIBIT B

Form of Series B Preference Shares Certificate of Designation

TABLE OF CONTENTS

(continued)

Companies Acts

A PUBLIC COMPANY LIMITED BY SHARES

STATEMENT WITH RESPECT TO THE POWERS,

PREFERENCES AND RELATIVE, OPTIONAL

AND OTHER SPECIAL RIGHTS OF

SERIES A PREFERENCE SHARES

AND

SERIES B PREFERENCE SHARES

OF

TBS INTERNATIONAL PLC

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Incorporated on October 19, 2009

ii

i

Table of Contents
(Continued)

ii

TBS International plc (the “Company”), an Irish public limited company, does hereby determine and certify that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board of Directors”) by its Amended and Restated Memorandum and Articles of Association (as amended, the “Amended and Restated Memorandum and Articles of Association”), and pursuant to the provisions of the Companies Acts, the Board, at a meeting duly convened and held on January 25, 2011, duly approved and adopted the following resolution:

RESOLVED, that the Board hereby approves and adopts the designation set forth below with respect to the title, rights, privileges, powers and preferences of, and the qualifications, limitations and restrictions pertaining to, the Series A Preference Shares and the Series B Preference Shares, and it authorizes and determines the terms of the Series A Preference Shares and Series B Preference Shares on the terms and with the provisions set forth in such designation.

This statement with respect to shares (this “Certificate of Designation”) shall be effective on January 25, 2011.

ARTICLE 11.ARTICLE 1
DESIGNATION

There is hereby created out of the authorized and unissued preference shares of US$0.01 each in the capital of the Company:  (a) a series of preference shares designated as the “Series A Preference Shares” (the “Series A Preference Shares”), consisting of 350,000 shares, par value US$0.01 per share and (b) a series of preference shares designated as the “Series B Preference Shares” (the “Series B Preference Shares” and, collectively with the Series A Preference Shares, the “Preference Shares”), consisting of 100,000 shares, par value US$0.01 per share.  The Preference Shares shall have an initial liquidation preference of $100.00 per share (the “Initial Liquidation Preference”).

ARTICLE 12.

ARTICLE 13.ARTICLE 2
RANK

The Preference Shares, with respect to distributions upon the liquidation, winding-up and dissolution of the Company and as to dividends (as set forth in Article 3 and Article 4 hereof), shall rank:  (a) senior to the Ordinary Shares and the share capital of the Company established after the Issue Date the terms of which do not expressly provide that it ranks senior to or on a parity with the Preference Shares as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively with the Ordinary Shares, “Junior Securities”); (b) on a parity with each class or series of preference shares established after the Issue Date the terms of which expressly provide that such class or series will rank on a parity with the Preference Shares as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”), and (c) junior to all classes or series of share capital of the Company established after the Issue Date the terms of which expressly provide that it ranks senior to the Preference

Shares as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Senior Securities”).

ARTICLE 14.ARTICLE 3
LIQUIDATION PREFERENCE

Section 14.1                            SECTION 3.1  Accrual of Liquidation Preference.  Each issued and outstanding Preference Share shall be entitled to an “Accrued Liquidation Preference” equal to:  (a) the Initial Liquidation Preference, plus (b) a cumulative amount (the “Accrued Preference Amount”) accrued at a rate of 6.0% per year, compounded semiannually (based on a 360-day year consisting of twelve 30-day months) on each Liquidation Accrual Date from the date of the original issuance of such Preference Share.

SECTION 3.2  Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder of Preference Shares will be entitled to be paid, out of the assets of the Company available for distribution, and before any distribution is made on any Junior Security, a liquidation preference per Preference Share equal to the greater of (a) the Aggregate Preference Amount and (b) the aggregate amount per share which such Holder would have been paid if such Holder had held the maximum number of Conversion Shares acquirable upon the complete conversion of such Holder’s Preference Share pursuant to Section 6.1 immediately before the time and date of the determination of shareholders entitled to receive distributions for such liquidation, dissolution or winding-up.  Holders of the Preference Shares will have no rights to participate with any Junior Securities in any such distribution made on any Junior Securities of the Company, other than participation based upon the number of Conversion Shares acquirable upon the complete conversion of such Holder’s Preference Share pursuant to clause (b) of the immediately preceding sentence.  If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preference Shares and any Parity Securities are not paid in full, the Holders of the Preference Shares and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled.  After payment of the full amount of the liquidation preferences, the Holders will not be entitled to any further participation in any distribution of assets of the Company.

Section 14.2                            SECTION 3.3  Events Not Deemed a Liquidation.  For purposes of Section 3.2, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more companies will be deemed to be a liquidation, dissolution or winding-up of the Company.

ARTICLE 15.ARTICLE 4
DIVIDENDS

Section 15.1                            SECTION 4.1  Preference Dividends.  Holders of outstanding Preference Shares will be entitled to receive, subject to the availability of distributable reserves, dividends (the “Preference Dividends”) on each Preference Share from (but not before) December 31, 2014, at a rate per year equal to 6.0% of the Aggregate Dividend Preference (with such Aggregate Dividend Preference being determined as of the close of business on each June 30 and December 31, beginning December 31, 2014).  All Preference Dividends shall be cumulative, whether or not earned or declared, payable semiannually in arrears on each Dividend Payment Date and shall be calculated based on a 360-day year consisting of twelve 30-day months; provided, that if any Preference Dividend payable on any Dividend Payment Date is not declared and paid in full on such Dividend Payment Date, the amount of such Preference Dividend shall be treated as unpaid Preference Dividends (except to the extent that a special dividend is paid pursuant to Section 4.2(b); provided further, that if the Company becomes subject to an Insolvency Event, any outstanding unpaid Preference Dividends will be added to the Aggregate Preference Amount immediately upon the occurrence of the Insolvency Event.

Section 15.2                            SECTION 4.2  Dividend Priority.

(a)                                 Except as permitted pursuant to the next sentence and subject to the availability of distributable reserves, no dividends shall be declared by the Board of Directors or paid or funds set apart in cash for payment of dividends by the Company pursuant to Section 4.1 on any Parity Securities for any period unless cumulative dividends (including, with respect to any Preference Share, the outstanding unpaid Preference Dividends for such Preference Share) shall have been or contemporaneously are declared and paid in full, or declared (to the extent not paid but set apart for all such Parity Securities) and a sum set apart sufficient for such payment, on the Preference Shares for all completed semiannual periods since the applicable Issue Date, on or prior to the date of payment of such dividends on such Parity Securities.  If any dividends are not paid in full, as aforesaid, upon the Preference Shares and any other Parity Securities, all dividends declared upon Preference Shares and any other Parity Securities shall be declared and paid pro rata based on the relative amounts of the Aggregate Dividend Preference of the Preference Shares and the liquidation preference, or other amount specified in the terms of, such Parity Securities.

(b)                                 At any time and from time to time when there are outstanding unpaid Preference Dividends, the Company may declare and pay, to the Holders on the record date chosen by the Company (which record date shall be not less than 30 and not more than 60 days prior to the payment date for such special dividend) for such dividend, a special dividend per Preference Share equal to all or a portion of the outstanding unpaid Preference Dividends for such Preference Shares (the amount of such special dividend, the “Base Amount”), plus accrued and unpaid Preference Dividends on the applicable Base Amount to the date of payment (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date of payment).  Upon payment of such a dividend, the Aggregate Dividend Preference shall be reduced by the amount of the Base Amount.

Section 15.3                            SECTION 4.3  Board Discretion.  Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay, or set apart for payment, any dividends at any time other than the Preference Dividends.

ARTICLE 16.ARTICLE 5

VOTING RIGHTS

Section 16.1                            SECTION 5.1  Voting.  Except as required by law or set forth in Section 5.2, Holders shall have no voting rights and their consent shall not be required for taking any corporate actions.

Section 16.2                            SECTION 5.2  No Impairment.

(a)                                 Subject to Section 5.2(c), so long as any Series A Preference Shares are outstanding, without the affirmative vote or consent of the Holders of a majority (or such higher percentage as may be required pursuant to Irish law) of the then outstanding Series A Preference Shares, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or extraordinary general or class meeting, the Company shall not amend this Certificate of Designation or the Amended and Restated Memorandum and Articles of Association so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Series A Preference Shares.

(b)                                 Subject to Section 5.2(c), so long as any Series B Preference Shares are outstanding, without the affirmative vote or consent of the Holders of a majority (or such higher percentage as may be required pursuant to Irish law) of the then outstanding Series B Preference Shares, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or extraordinary general or class meeting, the Company shall not amend this Certificate of Designation or the Amended and Restated Memorandum and Articles of Association so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Series B Preference Shares.

(c)                                  The following actions shall not require the consent of the Holders set forth in Sections 5.2(a) or 5.2(b), as applicable, and shall not be deemed to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of Preference Shares:  (i) the creation, authorization or issuance of any shares of any class or series of share capital of the Company, even if the terms of such class or series expressly provide that it ranks senior to or on a parity with the Preference Share as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company; (ii) a decrease in the amount of authorized share capital of any class or series of share capital of the Company (but not below the amount of outstanding share capital of such class or series nor below such amount of

Conversion Shares as would be required to effect the conversion provided for in Section 6.1), including the Preference Shares; (iii) an increase in the amount of authorized share capital of any class or series of share capital of the Company, even if the terms of such class or series expressly provide that it ranks senior to or on a parity with the Preference Share as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company; or (iv) the consolidation of the Company with, or the merger by the Company with or into, another Person or the sale, assignment, conveyance, transfer, lease or other disposal by the Company of all or substantially all of the assets of the Company, or the consolidation of any Person with, or merger of any Person with or into, the Company.

Section 16.3                            SECTION 5.3  Amendment Without a Vote.  Subject to Section 5.2 and any requirements of Irish law, unless otherwise provided herein, without the vote of the Holders, the Company may amend or supplement this Certificate of Designation or the Amended and Restated Memorandum and Articles of Association to cure any ambiguity, defect or inconsistency in this Certificate of Designation.

ARTICLE 17.ARTICLE 6

CONVERSION

Section 17.1                            SECTION 6.1  Conversion.

(a)                                 Right to Convert.

(i)                                     Subject to the limitations of Section 6.1(a)(ii), the Holder of any Preference Shares may, at its option at any time, convert in accordance with this Section 6.1 all or any of such Holder’s Preference Shares into Conversion Shares that are fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Conversion Shares); provided, that if a Preference Share has been called for redemption in accordance with Article 7, the right to convert such Preference Share shall terminate at the close of business on the third Business Day prior to the date fixed for such redemption.

(ii)                                  Notwithstanding the rights provided by Section 6.1(a)(i), no Preference Share may be converted if, as a result of such conversion:

(A)  the Company would become a “controlled foreign corporation” (as defined by Section 957 of the Code);

(B)  one or more 5% shareholders would own, in the aggregate, 50% or more of the value of the Class A Ordinary Shares or the Company would otherwise cease to be eligible for the exemption from U.S. shipping tax provided in Section 883 of the U.S. Internal Revenue Code; or

(C)  the Holder, together with any other person who is deemed to be “acting in concert” (within the meaning of rule 3.3 of the Irish Takeover Rules) with the Holder, would hold 30% (or such other percentage as may be prescribed) or more of the voting rights in the Company such that such person or persons would be required to make a mandatory bid under rule 9 of the Irish Takeover Rules.

(b)           Mandatory Conversion.  If at any time the Board of Directors determines that it is necessary or advisable for (i) Series B Preference Shares to be converted into Class B Ordinary Shares or (ii) Series B Preference Shares to be converted into Class B Ordinary Shares and further converted into Class A Ordinary Shares, in each case to prevent the Company from becoming a controlled foreign corporation for U.S. federal income tax purposes or to prevent one or more 5% shareholders (as defined in the Amended and Restated Memorandum and Articles of Association) to own 50% or more of the value of the Class A Ordinary Shares, the board may cause, as applicable:  (x) any or all Series B Preference Shares to be converted into Conversion Shares at the then-applicable Conversion Rate or (y) any or all Series B Preference Shares to be converted into Conversion Shares at the then-applicable Conversion Rate and such Conversion Shares to be immediately converted into Class A Ordinary Shares at the then-applicable conversion rate between Class B Ordinary Shares and Class A Ordinary Shares.  In connection with such conversion, the Company will deliver a notice of conversion to the Holders subject to such conversion at least 10 days in advance of the date set for such conversion; provided, that any Holder entitled to receive such notice may waive such notice.

(c)           Delivery of Conversion Shares.  The number of Conversion Shares deliverable upon conversion shall be the number obtained by (i) multiplying the (A) number of Preference Shares surrendered to the Company in accordance with Section 6.1(d) by (B) the applicable Conversion Rate, as adjusted in accordance with Section 6.2, and (ii) rounding down to the nearest whole share.  No fractional Conversion Shares shall be issued on account of accrued but unpaid Preference Dividends.

(d)           Conversion Election.  A Holder shall elect to convert Preference Shares by delivering to the Conversion Agent at any time during normal business hours:  (i) written notice of such Holder’s election to convert; (ii) the certificate or certificates, duly endorsed, representing the shares to be so converted or book-entry transfer of such shares to the Conversion Agent; (iii) such instruments of transfer as the Company reasonably may require, in form satisfactory to the Company and duly executed by such Holder; and (iv) stamp duty or other similar tax or funds therefor, if required pursuant to Section 6.1(g).

(e)           Issuance of Conversion Shares.

(i)            Upon a mandatory conversion in accordance with Section 6.1(b) or as promptly as practicable after a Holder has validly elected to convert Preference Shares in accordance with Section 6.1(d), the Company will deliver to the Holder the number of Conversion Shares issuable upon such conversion issued in such name or names as such Holder may direct.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares to be so converted or book-entry transfer of such shares to the Conversion Agent, in each case in accordance with Section 6.1(d).  At the time of such conversion, all rights of a converting Holder as a Holder shall cease with respect to the surrendered shares and the Person in whose name the Conversion Shares are to be issued shall be treated for all purposes as the record holder thereof.  All converted Preference Shares shall be, or shall be deemed to be, canceled by the Company as of the date the election to convert is made, as the case may be, and shall thereafter no longer be of any force or effect.

(ii)           The Company covenants that:  (A) it will at all times reserve and keep available, solely for the purpose of issue upon conversion of Preference Shares, such number of Conversion Shares as would be issuable upon the conversion of all outstanding Preference Shares; (B) if any Conversion Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, it will cause such shares to be duly registered or approved, as the case may be; (C) it will use its reasonable best efforts to maintain the listing of the Conversion Shares required to be delivered upon conversion of shares on a national securities exchange, if any, upon which the outstanding Conversion Shares are listed at the time of such delivery, or, if such outstanding Conversion Shares are not listed on any exchange but are traded in the over-the-counter market, to qualify such shares for trading and quotation privileges such as are then available for the outstanding Conversion Shares; and (D) all Conversion Shares which shall be issued upon conversion of the shares will upon issue have been duly authorized and validly issued and be fully paid and non-assessable.

(f)            Certain Transactions.

(i)            Upon the consummation of any (A) consolidation, reorganization, share exchange, division or merger to which the Company is a party, other than a consolidation, reorganization, share exchange, division or a merger in which the Company is a continuing Company and which does not result in any reclassification, change or exchange (other than changes in par value or from par value to no par value or from no par value to par value or changes as a result of a subdivision or combination) in the outstanding class of Conversion Shares, each Preference Share shall become convertible only into the kind and amount of securities and other property, if any, received in exchange for the applicable class of Conversion Shares in such transaction, or (B) sale of all or substantially all of the assets of the Company, each Preference Share shall become entitled upon conversion to receive only the kind and amount of securities and other property, if any, received by holders of the applicable class of Conversion Shares as a result of such transaction; subject, in each case, to adjustment as nearly equivalent as practicable to the adjustments provided for in Section 6.2.  The provisions of this Section 6.1(f) shall similarly apply to successive consolidations, reorganizations, mergers, share exchanges, divisions, sales or conveyances.

(ii)           The Company shall cause to be given to the Holders as promptly as possible, but in any event at least 15 days prior to the applicable date of the occurrence of an event described in clause (i) above, a notice stating the date on which such event is expected to become effective or occur, and the date as of which it is expected that Holders shall be entitled to exchange their Preference Shares for securities, cash or other property deliverable upon such consolidation, reorganization, share exchange, division, merger, sale or conveyance.

(g)           Stamp Tax or Duty.  The issuance of Conversion Shares upon conversion shall be made without charge for any stamp duty or other similar tax in respect of such issuance.  However, if any such Conversion Share is to be issued in a name other than that of the Holder of the share or shares converted, the Person or Persons requesting the issuance thereof shall pay to the Company the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

Section 17.2                            SECTION 6.2  Adjustments of Conversion Rate.  The Conversion Rate shall be subject to adjustment as follows:

(a)           Adjustment for Changes in Liquidation Preference.  On each Liquidation Accrual Date, the Conversion Rate in effect immediately prior to the liquidation preference accrual made pursuant to Section 3.1 for a Preference Share then outstanding shall be adjusted based on the following formula:

CR’ = CR0 x	LP’
LP0

where

CR’ =   the Conversion Rate in effect immediately after such liquidation preference accrual;

CR0 =  the Conversion Rate in effect immediately prior to such liquidation preference accrual;

LP’ =   the Accrued Liquidation Preference immediately after such liquidation preference accrual; and

LP0 =  the Accrued Liquidation Preference immediately prior to such liquidation preference accrual.

This adjustment shall become effective immediately after the effectiveness of the liquidation preference accrual made pursuant to Section 3.1.

(b)           Adjustment for Changes in Ordinary Shares.

(i)            If, after the Issue Date, the Company (A) subdivides or splits any of its outstanding Class A Ordinary Shares into a greater number of shares; (B) combines or consolidates any of its outstanding Class A Ordinary Shares into a smaller number of shares; or (C) issues by reclassification of its Class A Ordinary Shares any class or series of its share capital; then the

Conversion Rate in effect immediately prior to such action for each Series A Preference Share then outstanding shall be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where

CR’ =  the Conversion Rate in effect immediately after the opening of business on the effective date of such subdivision, split, consolidation, combination or reclassification;

CR0 =  the Conversion Rate in effect immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification;

OS’ =  the number of Class A Ordinary Shares outstanding immediately after, and solely as a result of, such subdivision, split, consolidation or combination (or, in the case of a reclassification, the number of securities into which all Class A Ordinary Shares outstanding are reclassified); and

OS0 =  the number of Class A Ordinary Shares outstanding immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification.

(ii)           If, after the Issue Date, the Company (A) subdivides or splits any of its outstanding Class B Ordinary Shares into a greater number of shares; (B) combines or consolidates any of its outstanding Class B Ordinary Shares into a smaller number of shares; or (C) issues by reclassification of its Class B Ordinary Shares any class or series of its share capital; then the Conversion Rate in effect immediately prior to such action for each Series B Preference Share then outstanding shall be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where

CR’ =  the Conversion Rate in effect immediately after the opening of business on the effective date of such subdivision, split, consolidation, combination or reclassification;

CR0 =  the Conversion Rate in effect immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification;

OS’ =  the number of Class A Ordinary Shares outstanding immediately after, and solely as a result of, such subdivision, split, consolidation or combination (or, in the case of a reclassification, the number of securities into which all Class A Ordinary Shares outstanding are reclassified); and

OS0 =  the number of Class A Ordinary Shares outstanding immediately prior to the effective date of such subdivision, split, consolidation, combination or reclassification.

(iii)          The adjustments set forth in this Section 6.2(b) shall become effective immediately after the effective date of such subdivision, split, consolidation, combination or reclassification.  In the event that such subdivision, split, consolidation, combination or reclassification is not effected, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such effective date had not been so fixed.

(iv)          If, as a result of an adjustment made pursuant to this Section 6.2(b), a Holder may, upon conversion of a Preference Share, receive shares of two or more classes or series of the Company’s share capital, the Conversion Rate for such Preference Share shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of share capital as is contemplated by this Section 6.2 with respect to the Class A Ordinary Shares or Class B Ordinary Shares, as applicable, on terms comparable to those applicable to Class A Ordinary Shares or Class B Ordinary Shares, as applicable, in this Section 6.2.

(c)           Notice of Adjustment.  The Company shall not be obligated to notify Holders of adjustments to the Conversion Rate made pursuant to Section 6.2(a).  Whenever the Conversion Rate for a particular Preference Share is adjusted pursuant to Section 6.2(b), the Company shall promptly mail to the Holder of such Preference Share, at the addresses appearing on the share register, a notice of the adjustment.  The Company shall keep with its records such notice and a certificate from an officer of the Company briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

(d)           Other Events.  If any event occurs as to which the provisions of this Section 6.2 are not strictly applicable and as a result of which the provisions of this Section 6.2, in the good faith judgment of the Board of Directors, do not fairly and adequately comply with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to so comply.

(e)           Voluntary Adjustments.  The Company from time to time may increase the Conversion Rate for a Preference Share by any number and for any period of time; provided that such period is not less than 20 Business Days.  Whenever the Conversion Rate for a Preference Share is so increased, the Company shall mail to Holders a notice of the increase.  The Company shall give the notice at least 15 days before the date the increased Conversion

Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.  A voluntary increase in the Conversion Rate for a period of time in accordance with this Section 6.2(e) shall not change or adjust the Conversion Rate otherwise in effect as determined by this Section 6.2 after such period of time.

(f)            Multiple Adjustments.  After any adjustment to the Conversion Rate pursuant to this Section 6.2, any subsequent event requiring an adjustment in the Conversion Rate shall result in an adjustment to the Conversion Rate as previously adjusted under this Section 6.2.

(g)           When De Minimis Adjustment May Be Deferred.  No adjustment in the Conversion Rate for a Preference Share shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made by the Company and shall be rounded to the fourth decimal place.  No adjustment need be made for a change in the par value of the Ordinary Shares.

ARTICLE 18.ARTICLE 7

REDEMPTION

Section 18.1                            SECTION 7.1  Redemption.

(a)           Optional Redemption by the Company.  On or after December 31, 2014, the Company shall have the option, subject to the availability of distributable reserves, to redeem, in whole or in part, from time to time, subject to Section 7.1(j) hereof, some or all of the Preference Shares at the Redemption Price.

(b)           In connection with any redemption pursuant to this Article 7, the Company shall:

(i)            send a written notice to the Registrar and Transfer Agent of the date on which the redemption shall occur (the “Redemption Date”), stating the number of Preference Shares to be redeemed and the Redemption Price applicable to such shares, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

(ii)           send a written notice by, in the case of Preference Shares not held by a Depositary, first class mail to the Holder’s registered address and, in the case of Preference Shares held by a Depositary, transmission to the Depositary for dissemination to the beneficial holders in accordance with its procedures, not fewer than 20 nor more than 90 days prior to the Redemption Date stating for such redeemed Preference Shares:

(A)          the Redemption Date;

(B)           the Redemption Price;

(C)           the Conversion Price and the Conversion Rate;

(D)          the name and address of the Paying Agent and Conversion Agent;

(E)           that Preference Shares called for redemption may be converted at any time before 5:00 p.m., New York City time on the third Business Day immediately preceding the Redemption Date;

(F)           that Holders who want to convert Preference Shares must satisfy the requirements set forth in this Section 7;

(G)           that Preference Shares called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(H)          if fewer than all the outstanding Preference Shares are to be redeemed by the Company, the number of shares to be redeemed;

(I)            that, unless the Company defaults in making payment of such Redemption Price, dividends in respect of the Preference Shares called for redemption will cease to accumulate on and after the Redemption Date;

(J)            the CUSIP number of the Preference Shares called for redemption; and

(K)          any other information the Company wishes to present.

(iii)          issue a press release containing the information set forth in Section 7.1(b)(ii) and publish such information on the Company’s web site on the World Wide Web.

(c)   If the Company gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Company shall, with respect to:

(i)    Preference Shares held by the Depositary or its nominees, deposit or cause to be deposited, irrevocably with the Depositary cash sufficient to pay the Redemption Price and shall give the Depositary irrevocable instructions and authority to pay the Redemption Price to Holders of such Preference Shares; and

(ii)   Preference Shares held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to Holders of such Preference Shares upon surrender of their Preference Shares.

(d)    If on the Redemption Date, the Depositary or the Paying Agent holds or hold funds sufficient to pay the Redemption Price for the Preference Shares delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those Preference Shares called for redemption and all rights of Holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Article 7.

(e)   Payment of the Redemption Price for Preference Shares is conditioned upon book-entry transfer or physical delivery of certificates representing the Preference Shares, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

(f)   Payment of the Redemption Price for a Preference Share shall be made on the later of the Redemption Date and the time of book-entry transfer or physical delivery of such Preference Share.

(g)    If the Redemption Date falls after a Dividend Record Date and before the related Dividend Payment Date, Holders of the Preference Shares, as of the close of business on the Dividend Record Date, shall be entitled to receive the Preference Dividends declared and payable on such Dividend Payment Date.

(h)    If fewer than all the outstanding Preference Shares are to be redeemed, the number of Preference Shares to be redeemed shall be determined by the Board of Directors and the Preference Shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by the Board of Directors to be fair and appropriate.

(i)   Upon surrender of a certificate or certificates representing Preference Shares that is or are redeemed in part, the Company shall execute, and the Transfer Agent shall authenticate and deliver to the Holder, a new certificate or certificates representing Preference Shares in an amount equal to the unredeemed portion of the Preference Shares surrendered for partial redemption.

(j)    Notwithstanding the foregoing provisions of this Article 7, unless full cumulative dividends (whether or not declared) on all outstanding Preference Shares and Parity Securities have been paid or set apart for payment for all semiannual dividend periods terminating on or before the Redemption Date, none of the Preference Shares shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all Holders of Preference Shares or Parity Securities, as applicable.  For the avoidance of doubt, with respect to the Preference Shares, the payment or setting apart for payment of full cumulative dividends shall mean that the Aggregate Dividend Preference for such Preference Shares is equal to the Accrued Liquidation Preference or that the Company has paid or set apart for payment a special dividend pursuant to Section 4.2(b) that will, upon payment and in the event of any Insolvency Event, reduce the Aggregate Dividend Preference to make it equal to the Accrued Liquidation Preference.

ARTICLE 19.ARTICLE 8

MISCELLANEOUS

Section 19.1         SECTION 8.1  Preemptive Rights.  Save for any statutory pre-emption rights pursuant to Irish law, this Certificate of Designation does not grant to any Preference Share or Holder of a Preference Share any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

Section 19.2         SECTION 8.2  Reissuance of Preference Shares.  Preference Shares that have been issued and reacquired in any manner, including shares redeemed or exchanged, shall (upon compliance with any applicable provisions of Irish law) have the status of authorized but unissued Preference Shares and may be designated or redesignated and, subject to any shareholder approval requirement that may be required by law, issued or reissued, as the case may be, as part of any class or series of preference shares of the Company.

Section 19.3         SECTION 8.3  Business Day.  If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, or exchange shall be made on the immediately succeeding Business Day.

Section 19.4         SECTION 8.4  Waiver.  Except to the extent a greater vote or consent is required by law, the Holders of a majority of the outstanding Preference Shares, voting or consenting, as the case may be, as a separate class, may waive compliance with any provision of this Certificate of Designation.

Section 19.5         SECTION 8.5  Notice.  All notices and other communications hereunder shall be in writing and shall be deemed duly given:  (a) if delivered personally, on the date of delivery; (b) if delivered by facsimile, email or otherwise, upon written confirmation of receipt by facsimile, email or otherwise; (c) if delivered by a recognized next-day courier service, on the first Business Day following the date of dispatch; or (d) if delivered by registered or certified mail, return receipt requested, postage prepaid, on the earlier of confirmed receipt or the fifth Business Day following the date of mailing.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

TBS International plc
c/o TBS Shipping
612 East Grassy Sprain Rd.
Yonkers, New York 10710
Attention:  Tara C. DeMakes
Phone:  (914) 961-1000
Fax:  (914) 961-5121

with copies to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue, 47th Floor

New York, NY 10166
Attention:  Steven R. Finley, Esq.
Phone:  (212) 351-4000
Fax:  (212) 351-4035

Any notice or communication to a Holder shall be delivered to the Holder’s address as it appears in the share register of the Company and shall be sufficiently given if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders.

Section 19.6                            SECTION 8.6  Registrar, Transfer Agent, Paying Agent and Conversion Agent.

(a)           The Company shall appoint and maintain:  (i) an office or agency to act as transfer agent (“Transfer Agent”) and registrar (“Registrar”) for each series of the Preference Shares; (ii) an office or agency where each series of Preference Shares may be presented for payment (the “Paying Agent”) and (ii) an office or agency where each series of Preference Shares may be presented for conversion (the “Conversion Agent”).  The Company may appoint and, in its sole discretion, remove the Transfer Agent, Registrar, Paying Agent and Conversion Agent and may appoint and, in its sole discretion, remove one or more additional transfer agents, registrars, paying agents or conversion agents.  The terms “Transfer Agent,” “Registrar,” “Paying Agent,” and “Conversion Agent” each includes any additional Person appointed to such position. The Company may change the Transfer Agent, Registrar, Paying Agent or Conversion Agent without prior notice to any Holder.  The Company shall notify the Registrar of the name and address of any Transfer Agent, Paying Agent or Conversion Agent appointed by the Company.  If the Company fails to appoint or maintain another entity as Transfer Agent, Paying Agent or Conversion Agent, the Registrar shall act as such.  The Company or any of its Affiliates may act as Transfer Agent, Registrar, Paying Agent or Conversion Agent.

(b)           Payments due on the Preference Shares shall be payable at the office or agency maintained by the Company for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose.  Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided, that at the option of the Company, payment of dividends may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the share register of the Company.  Notwithstanding the foregoing, payments due in respect of beneficial interests in any Global Preference Share shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

ARTICLE 20.ARTICLE 9

TRANSFER RESTRICTIONS

Section 20.1                            SECTION 9.1  Preference Shares.

(a)           Each Preference Share may bear notations, legends or endorsements required by the Amended and Restated Memorandum and Articles of Association, law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b)           The Company shall refuse to register any attempted transfer of Preference Shares not in compliance with Section 9.1(a).

Section 20.2         SECTION 9.2  Conversion of Shares.  The Conversion Shares issued upon conversion of Preference Shares may bear notations, legends or endorsements required by the Amended and Restated Memorandum and Articles of Association, law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Company).

ARTICLE 21.ARTICLE 10

DELIVERY AND FORM

Section 21.1         SECTION 10.1  Form of Preference Shares.  The Preference Shares will be held in global form as set forth in Section 10.2, except that the Company may permit some or all Holders to hold Preference Shares directly in uncertificated or certificated form.  Preference Shares shall bear legends as set forth in Section 10.1.  Except as otherwise provided for under the Amended and Restated Memorandum and Articles of Association or applicable law, record ownership of Preference Shares will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Company.

Section 21.2                            SECTION 10.2  Global Form.

(a)           Preference Shares shall be issued in the form of one or more permanent global Preference Shares (each, a “Global Preference Share”) each bearing the global legend set forth attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation.  The Global Preference Shares shall be deposited on behalf of the holders of the Preference Shares represented thereby with the Registrar, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided.  The aggregate number of shares represented by each Global Preference Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  This Section 10.2 shall apply only to a Global Preference Share deposited with or on behalf of the Depositary.

(b)           Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designation, with respect to any Global Preference Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preference Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preference Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preference Share.  Owners of beneficial interests in Global Preference Shares shall not be entitled to receive physical delivery of certificated Preference Shares, unless (1) the Company elects, pursuant to Section 10.1, to provide such Person certificated Preference Shares, (2) the Depositary is unwilling or unable to continue as Depositary for the Global Preference Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days, (3) the Depositary ceases to be a “clearing agency” registered under the Exchange Act, or (4) the Company decides to discontinue the use of book-entry transfer through the Depositary.  In any such case, the Global Preference Shares shall be exchanged for certificated Preference Shares in registered form, with the same terms and with an equal Aggregate Preference Amount and equal Aggregate Dividend Preference, and bearing any applicable legends pursuant to Section 10.1.  Certificated Preference Shares shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.

(c)           (i)            If required by the Amended and Restated Memorandum and Articles of Association or applicable law, an officer of the Company shall sign the Global Preference Shares for the Company, by manual or facsimile signature.

(ii)           If an officer of the Company whose signature is on a Global Preference Share no longer holds that office at the time the Transfer Agent authenticates the Global Preference Share, the Global Preference Share shall be valid nevertheless.

(iii)          A Global Preference Share issued in registered form shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preference Share.  The signature shall be conclusive evidence that such Global Preference Share has been authenticated under this Certificate of Designation.  Each Global Preference Share shall be dated the date of its authentication.

Section 21.3         SECTION 10.3  Registration; Transfer.  Notwithstanding any provision to the contrary herein, so long as a Global Preference Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preference Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 10.  Transfers of a Global Preference Share shall be limited to transfers of such Global Preference Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

ARTICLE 22.ARTICLE 11

DEFINITIONS

Section 22.1                            SECTION 11.1  Definitions.  As used herein, the following terms shall have the following meanings:

“Affiliate” of any specified Person means (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s voting power; or (c) any Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person; or (iii) any Person described in clauses (a) or (b).  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Dividend Preference” as to any Preference Share means, as of any date:  (a) the Accrued Liquidation Preference, plus (b) accrued and unpaid Preference Dividends, minus (c) the aggregate Base Amounts of any special dividends paid pursuant to Section 4.2(b).

“Aggregate Preference Amount” as to any Preference Share means, as of any date:  (a) the Accrued Liquidation Preference, plus (b) after an Insolvency Event, accrued and unpaid Preference Dividends added to the Liquidation Preference in accordance with Section 4.1, minus (c) after an Insolvency Event, the aggregate Base Amounts of any special dividends paid pursuant to Section 4.2(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Class A Ordinary Share” means the Class A Ordinary Shares of the Company, par value US$0.01 per share.

“Class B Ordinary Share” means the Class B Ordinary Shares of the Company, par value US$0.01 per share.

“Companies Acts” means the Companies Acts, 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009 and the Companies (Miscellaneous Provisions) Act 2009, all

enactments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Conversion Price” for a Preference Share means, as of any date, the Aggregate Preference Amount for such Preference Share divided by the Conversion Rate for such Preference Share in effect on such date.

“Conversion Rate” means 25.0 Conversion Shares for each Preference Share initially, as adjusted pursuant to Section 6.2.

“Conversion Shares” means:  (a) with respect to the Series A Preference Shares, the Class A Ordinary Shares (or any securities into which Class A Ordinary Shares have been reclassified or converted) issuable upon conversion of such Series A Preference Shares from time to time and (b) with respect to the Series B Preference Shares, the Class B Ordinary Shares (or any securities into which Class B Ordinary Shares have been reclassified or converted) issuable upon conversion of such Series B Preference Shares from time to time.

“Depositary” means The Depository Trust Company, New York, New York or a successor depositary appointed by the Company.

“Dividend Payment Date” means June 30 and December 31 of each year beginning June 30, 2015.

“Dividend Record Date” means June 15 and December 15 of each year beginning June 15, 2015.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means a Person in whose name any outstanding Preference Shares are registered in the register for the applicable series of Preference Shares.

“Insolvency Event” means the commencement of any voluntary or involuntary liquidation, dissolution or winding up of the Company but for these purposes neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more companies will be deemed to be a liquidation, dissolution or winding-up of the Company.

“Issue Date” with respect to a Preference Share means the date on which such Preference Share is originally issued.

“Liquidation Accrual Date” means June 30 and December 31 of each year; provided, that December 31, 2014 shall be the last such date.

“Ordinary Share” means all shares of share capital of the Company, whether or not denominated as “Ordinary Share,” which are entitled to share ratably in the ordinary dividends of the Company or share ratably in the proceeds of any liquidation of the Company after the payment of all preferential claims, and shall include, without limitation, all Class A Ordinary Shares and all Class B Ordinary Shares, but exclude the Series A Preference Shares, Series B Preference Shares and any other preference share.

“Person” means any individual, Company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Redemption Price” means an amount equal to the Aggregate Preference Amount per Preference Share being redeemed, plus an amount equal to any accumulated and unpaid Preference Dividends (whether or not declared), thereon to, but excluding, the Redemption Date; provided, that if the Redemption Date shall occur after a Dividend Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Aggregate Preference Amount per Preference Share being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

“share capital” means:

(a)           in the case of a company, share capital;

(b)           in the case of a corporation, capital stock;

(c)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)           in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock.

“Subsidiary” means, with respect to any Person:

(a)           any Company, association or other business entity of which more than 50% of the total voting power of shares of share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)           any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

Section 22.2         SECTION 11.2  Rules of Construction.  For the purposes of this Certificate of Designation (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the word “including” and words of similar import shall mean “including, without limitation,” (c) a capitalized word has the meaning assigned to it, (d) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, and (e) “or” is not exclusive.

IN WITNESS WHEREOF, TBS International plc has caused this Certificate of Designation to be signed by Tara C. DeMakes, its Assistant Corporate Secretary, on the date and year first above written.

TBS INTERNATIONAL PLC

/s/ Tara C. DeMakes
Name:	Tara C. DeMakes
Title:	Assistant Corporate Secretary

Exhibit A

Global Shares Legend

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

EXHIBIT C

Schedule of Pro Rata Beneficial Ownership

(Each purchase of Series B Preference Shares under this Agreement shall be rounded up or down from the percentages shown below so that only whole Series B Preference Shares, and no fractional shares, shall be issued to each Investor.)

Investor	Percentage
Joseph E. Royce	75.8258%
Gregg L. McNelis	19.4224%
Lawrence A. Blatte	4.7518%

EXHIBIT D

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of January 25, 2011, by and among TBS International plc, an Irish limited public company (the “Company”), Bank of America, N.A. (“BofA”), The Royal Bank of Scotland plc (“RBS”) and DVB Group Merchant Bank (Asia) Ltd. (“DVB” and, collectively with BofA and RBS, the “Banks”), Lawrence A. Blatte (“Blatte”), Joseph E. Royce (“Royce”), Gregg L. McNelis  (“McNelis” and, collectively with Blatte and Royce, the “Investors”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).  Capitalized terms not defined herein shall have the meaning assigned to such terms in that certain Investment Agreement, dated January 25, 2011, by and among the Company and the Investors (the “Investment Agreement”), a copy of which is attached hereto as Exhibit A.  The Company, the Banks and the Investors are sometimes referred to individually as a “Party” or, collectively, as the “Parties”,

WHEREAS, the Investors have agreed to deposit in escrow certain funds and the Parties wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                      Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.                                      Fund.  The Escrow Agent shall establish an interest bearing account in USD in the name of JPMorgan Chase Bank, N.A. as Escrow Agent for the Investors and the Company, located in New York, NY (the “Escrow Account”).  The Investors agree to deposit (or procure the deposit) with the Escrow Agent the sum of $3,000,000 (the “Initial Capital Infusion”) into the Escrow Account no later than the earlier of the Restructuring Closing (as defined in the Investment Agreement) or January 31, 2011.  The Investors agree to deposit (or procure the deposit of) an additional $7,000,000 (the “Subsequent Deposit” and, collectively with the Initial Capital Infusion, the “Equity Contribution”) into the Escrow Account no later than the earlier of the Restructuring Closing (as defined in the Investment Agreement) or January 31, 2011.  The Escrow Agent shall hold the Equity Contribution subject to the terms and conditions hereof.

3.                                      Investment of Fund.  During the term of this Agreement, the Escrow Account shall be invested in a JPMorgan Money Market Deposit Account (“MMDA”), or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed by the Parties and as shall be acceptable to the Escrow Agent.  MMDA have rates of compensation that may vary from time to time based upon market conditions.  Instructions to make any other investment (“Alternative Investment”), must be in writing and shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction.  The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Account.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.

4.                                      Disposition and Termination.

(a)                                 Termination of Escrow.  Upon receipt of a written notice signed by the Company and the Investors in the form of Schedule 4 (a “Termination Notice”), the Escrow Agent shall release from the Escrow Account and shall pay the Equity Contribution to the Investors in the percentages set forth opposite their names on Schedule 1.  Such Termination Notice may only be issued by the Company and the Investors if the Restructuring Closing (as defined in the Investment Agreement) does not occur by February 28, 2011 or such later date as agreed by the parties to the Investment Agreement.

(b)                                 Disbursement Events.

(i)                                      Upon receipt of a written notice signed by the Company in the form of Schedule 5 (the “Initial Disbursement Notice”) on or after the date of the Restructuring Closing, the Escrow Agent shall disburse the Initial Capital Infusion to the Company;

(ii)                                   Upon receipt of a written notice signed by the Company in the form of Schedule 6 (the “Liquidity  Disbursement Notice”), the Escrow Agent shall disburse such portion of the Subsequent Deposit as specified in the Liquidity Disbursement Notice, up to an aggregate amount of $7,000,000 (less any amount disbursed in connection with a prior Liquidity Disbursement Notice received by the Escrow Agent), to the Company;

(iii)                                Upon receipt of a written notice signed by the Investors in the form of Schedule 7 (the “Final Purchase Disbursement Notice”), the Escrow Agent shall disburse such portion of the Subsequent Deposit as specified in the Final Purchase Disbursement Notice, up to an aggregate amount of $7,000,000 (less any amount specified in any Liquidity Disbursement Notice received by the Escrow Agent prior to the Escrow Agent’s receipt of the Final Purchase Disbursement Notice and less any proceeds from the Rights Offering (as defined in the Investment Agreement)), to the Company; provided, however, that the Escrow Agent has not received the Lender Call

Disbursement Notice (as defined below) prior to receipt of the Final Purchase Disbursement Notice;

(iv)                               Upon receipt of a written notice signed either by the Company or at least two of the Banks in the form of Schedule 8 (the “Lender Call Disbursement Notice”), which notice shall be delivered no earlier than the earlier of (A) one (1) Business Day after the Final Closing Date (as defined in the Investment Agreement) and (B) one (1) Business Day after the Final Purchase Outside Date, nor later than the earlier of (X) twenty (20) Business Days after the Final Closing Date and (Y) twenty (20) Business Days after the Final Purchase Outside Date, the Escrow Agent shall disburse such portion of the Subsequent Deposit as specified in the Lender Call Disbursement Notice, up to an aggregate amount of $7,000,000 (less any amount specified in any Liquidity Disbursement Notice or any Final Purchase Disbursement Notice (as defined above and less any proceeds from the Rights Offering (as defined in the Investment Agreement)) received by the Escrow Agent prior to the Escrow Agent’s receipt of the Lender Call Disbursement Notice), to the Company; and

(v)                                  Upon receipt of a written notice signed by the Investors in the form of Schedule 9 (the “Final Disbursement Notice” and, together with all of the notices described in (i)-(iv) above, the “Disbursement Notices”), the Escrow Agent shall disburse any remaining balance in the Escrow Account to the Investors in the percentages set forth opposite their names on Schedule 1, provided, however, that no Final Disbursement Notice delivered prior to twenty-eight (28) Business Days after the Final Closing Date shall be effective unless it is counter-signed by at least two of the Banks.

Each Party entitled to issue a Disbursement Notice will not issue such Disbursement Notice until such time as it has confirmed to its satisfaction that all conditions precedent to the issuance of such Disbursement Notice, under the terms of the Investment Agreement have been satisfied or waived.  The Escrow Agent shall have no duty to confirm the satisfaction or waiver of any such any conditions and is authorized to act solely upon a properly presented Disbursement Notice.  Upon disbursement of all funds in the Escrow Account, including distribution of any investment income related thereto, this Agreement shall terminate, subject to the provisions of Section 8(b).  Copies of any Disbursement Notice delivered to the Escrow Agent shall concurrently be delivered to the Banks.

The Escrow Agent may rely on the validity, accuracy and content of the statements contained in any Disbursement Notice described in this Section 4 without further investigation, inquiry or examination.  Notwithstanding the foregoing, the Escrow Agent shall honor any properly presented Disbursement Notice which requires the Escrow Agent to disburse, together with any prior Disbursement Notices honored by the Escrow Agent, an amount greater than the Equity Contribution only to the extent of the Equity Contribution.

5.                                      Escrow Agent.

(a)                                 The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, nor shall the Escrow Agent be required to determine if any person or entity has complied with any other agreement, instrument or document, nor shall any additional obligations of the Escrow Agent be inferred from the terms of any other agreement, even though reference thereto may be made in this Agreement.  In the event of any conflict between the terms and provisions of this Agreement, those of any other agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Equity Contribution, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due to it, including, without limitation, the Equity Contribution, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)                                 The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a court of competent jurisdiction (as set forth in Section 13 hereof) determines, by final adjudication, that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction as set forth in Section 13 hereof).  The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.                                                                                                              Succession.

(a)                                 The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition a court, as set forth in Section 13 hereof, for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties.  The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Equity Contribution (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of the court, if applicable, as set forth in Section 13 hereof, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8(b).

(b)                                 Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, and to which all or substantially all of the Equity Contribution may be transferred, shall be the Escrow Agent under this Agreement without further act.

7.                                      Compensation and Reimbursement.  The Company agrees (a) to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 3 attached hereto, and (b) to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. The obligations contained in this Section 7 shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.

8.                                      Indemnity.  (a) The Company shall indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by the court, if applicable, as set forth in Section 13 hereof, to have been primarily caused by the gross negligence or willful misconduct of such Indemnitee, or (ii) its following any instructions or directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof (to include the Escrow Agent acting upon singular instructions when joint instructions are specified).  The indemnity obligations set forth in this Section 8(a) shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

(b)                                 All amounts due under this Agreement shall be paid in full without any deduction or withholding (other than any deduction or withholding as required by law) and the Escrow Agent shall not set-off any amounts due to it by the Parties, whether in its capacity as Escrow Agent or otherwise against the Equity Contribution.  The Parties represent and agree that the Equity Contribution shall not be subject to lien or attachment by any creditor of any Party hereto, shall not constitute property of the Escrow Agent and shall be held and applied solely for the purposes set forth in this Agreement, provided however, that nothing herein shall affect the Escrow Agent’s obligations under Section 12.

9.                                       Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)                                  Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)                                 Certification and Tax Reporting.  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  . All interest or other income disbursed under this Agreement shall be allocated to the Investors and reported on IRS Form 1099 (or other appropriate form) in accordance with their respective percentages as set forth on Schedule 1.  The Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.  The Parties hereby represent (severally and not jointly) to the Escrow Agent that (i) there is no sale or transfer of a United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

10.                                 Notices.  All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time, but in no event more than two (2) Business Days, to act upon such communication if it is sent or served:

(a) by facsimile;

(b) by overnight courier; or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Company:	TBS International plc
612 East Grassy Sprain Road
Yonkers, NY 10710
Attn: Ferdinand V. Lepere
Fax: (914) 961 5121

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn: Steven R. Finley
Fax: (212) 351-5226

If to Blatte:	Lawrence A. Blatte
c/o TBS International plc
612 East Grassy Sprain Road
Yonkers, NY 10710
Fax: (914) 961 0567

If to Royce:	Joseph E. Royce
c/o TBS International plc
612 East Grassy Sprain Road
Yonkers, NY 10710
Fax: (914) 961 0567

If to McNelis	Gregg L. McNelis
c/o TBS International plc
612 East Grassy Sprain Road
Yonkers, NY 10710
Fax: (914) 961 0567

If to BofA:	Bank of America, N.A.
Agency Management
101 South Tryon Street, 15th Fl.
Mail Code: NC1-002-15-36
Charlotte, NC 28255
Attention: Kimberly Williams, VP
Fax: 704.409.0650

If to RBS:	The Royal Bank of Scotland plc
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX
Attn Transaction and Portfolio Management
Fax No +44 207 085 7142

If to DVB:	DVB Group Merchant Bank (Asia) Ltd.
77 Robinson Road #30-02
Singapore 068896
Fax: +65 6511 0700

Attention: Martijn van Tuyl and/or Neil McLaughlin

If to Escrow Agent:	JP Morgan Chase Bank NA
Escrow Services
4 New York Plaza, 21st Floor
New York, New York
Attn: Greg Kupchynsky/Ilona Kandarova
Fax: (212) 623-6168

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11.                                 Security Procedures.  Notwithstanding anything to the contrary as set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Equity Contribution, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(a)                                  In the event funds transfer instructions are so received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.  The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Party A or Party B to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the Equity Contribution for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

(b)                                 The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

12.                                 Compliance with Court Orders.

(a)                                  Subject to the provisions of paragraph 12(b) below, if applicable, in the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(b)                                 In the event that (i) any escrow property in an amount equal to or greater than $5,000 shall be attached, garnished or levied upon by any order of any court, or the delivery thereof shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court order affecting property deposited under this Agreement of an amount equal to or greater than $5,000, or (ii) the Escrow Agent becomes aware of any proceeding pursuant to which an event under clause (i) may occur, the Escrow Agent shall provide written notice of such event as promptly as possible thereof to the Parties.  Each Party shall be authorized to raise the occurrence or prospective occurrence of any such event with a court of competent jurisdiction before the expiration of the applicable time frame within which the Escrow Agent is required to comply with a received writ, order or decree (the “Compliance Date”).  The Escrow Agent agrees that it shall take no action with respect to the escrow property (pursuant to this Section 12(b)) until the earlier to occur of (A) the Compliance Date and (B) the date the Escrow Agent receives a copy of an order delivered by any Party and certified by such Party (in which case the Escrow Agent shall immediately comply with such order).

13.                                 Miscellaneous.  Except for changes to funds transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other Parties.  This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the exclusive jurisdiction of the courts of the State of New York.  Each Party (a) agrees that all such actions or proceedings shall be heard and determined in a court sitting in New York County in the State of New York, (b) irrevocably submits to the jurisdiction of such court in any such action or proceeding, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  To the extent that in any jurisdiction any Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity.  THE ESCROW

AGENT AND THE PARTIES FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS AGREEMENT.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.  The Parties (severally and not jointly) represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

TBS INTERNATIONAL PLC

By:

Name:

Title:

INVESTORS:

Lawrence A. Blatte

Joseph E. Royce

Gregg L. McNelis

Signatures Continued on Following Pages

BANK OF AMERICA, N.A.

By:

Name:

Title:

THE ROYAL BANK OF SCOTLAND PLC

By:

Name:

Title:

DVB GROUP MERCHANT BANK (ASIA) LTD.

By:

Name: Jane Freeberg Sarma

Title: Attorney in Fact

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:

Name:

Title:

SCHEDULE 1

In accordance with the terms of the Escrow Agreement, the Escrow Agent shall allocate and distribute any amounts in the Escrow Account and any investment income received thereon to the Investors in the following proportions:

Investors	Percentage
Joseph E. Royce	75.8258%
Gregg L. McNelis	19.4224%
Lawrence A. Blatte	4.7518%

a)                                     SCHEDULE 3

Schedule of Fees for Escrow Agent  Services

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee	$Waived

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee	$2,500.00

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate.  Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees and other charges, including those levied by any governmental authority.

Disclosure & Assumptions

•                 Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

•            Payment of the invoice is due upon receipt.

Compliance

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.  We may ask for information that will enable us to meet the requirements of the Act.

SCHEDULE 4

FORM OF TERMINATION NOTICE

From:

To:                              JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention:  Florence Hanley/Debbie DeMarco

Fax No.: (212) 623-6168

Reference:  Escrow Account No.

[                    ], 20[    ]

We refer to the Escrow Agreement dated January 25, 2011, by and among the Company, Lawrence A. Blatte, Joseph E. Royce and Gregg L. McNelis, Bank of America, N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this Termination Notice.

In accordance with Clause 4(a) of the Escrow Agreement, we hereby confirm that the First Closing (as defined in the Investment Agreement) has not occurred by February 28, 2011 or such later date as agreed by the parties thereto, and irrevocably instruct you to transfer the Equity Contribution to the Investors in the percentages set forth opposite their names on Schedule 1 to the Escrow Agreement.  Transfers shall be made to the accounts set forth below:

To Joseph E. Royce:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

To Gregg L. McNelis:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

To Lawrence A. Blatte:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

Yours sincerely,

TBS INTERNATIONAL PLC

By:
Name:
Title:

INVESTORS:

Lawrence A. Blatte

Joseph E. Royce

Gregg L. McNelis

SCHEDULE 5

FORM OF INITIAL DISBURSEMENT NOTICE

From:

To:                              JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention:  Florence Hanley/Debbie DeMarco

Fax No.: (212) 623-6168

Reference:  Escrow Account No.

[                    ], 20[    ]

We refer to the Escrow Agreement dated January 25, 2011, by and among the Company, Lawrence A. Blatte, Joseph E. Royce and Gregg L. McNelis, Bank of America, N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this Initial Disbursement Notice.

In accordance with Clause 4(b)(i) of the Escrow Agreement, we hereby confirm that, subject only to transfer of the funds directed to be transferred hereunder, a Restructuring Closing (as defined in the Investment Agreement) has occurred by February 28, 2011 or such later date as has been agreed by the parties thereto, and irrevocably instruct you to make the following transfer from the Escrow Account to the Company:

$3,000,000 to be transferred by SWIFT to:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

Yours sincerely,

TBS INTERNATIONAL PLC

By:
Name:
Title:

SCHEDULE 6

FORM OF LIQUIDITY DISBURSEMENT NOTICE

From:

To:                              JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention:  Florence Hanley/Debbie DeMarco

Fax No.: (212) 623-6168

Reference:  Escrow Account No.

[                    ], 20[    ]

We refer to the Escrow Agreement dated January 25, 2011, by and among the Company, Lawrence A. Blatte, Joseph E. Royce and Gregg L. McNelis, Bank of America, N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this Company Subsequent Disbursement Notice.

In accordance with Clause 4(b)(ii) of the Escrow Agreement, we confirm that the undersigned has made a request for a Liquidity Disbursement (as defined in the Investment Agreement) and irrevocably instruct you to transfer the Liquidity Disbursement Amount set forth below from the Escrow Account to the Company:

$[                         ] to be transferred by SWIFT to:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

Yours sincerely,

TBS INTERNATIONAL PLC

By:
Name:
Title:

SCHEDULE 7

FORM OF FINAL PURCHASE DISBURSEMENT NOTICE

From:

To:                              JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention:  Florence Hanley/Debbie DeMarco

Fax No.: (212) 623-6168

Reference:  Escrow Account No.

[                    ], 20[    ]

We refer to the Escrow Agreement dated January 25, 2011, by and among the Company, Lawrence A. Blatte, Joseph E. Royce and Gregg L. McNelis, Bank of America, N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this Final Purchase Disbursement Notice.

In accordance with Clause 4(b)(iii) of the Escrow Agreement, we hereby confirm that a Final Purchase Amount (as defined in the Investment Agreement) is now due and payable, and irrevocably instruct you to transfer the Final Disbursement Amount set forth below from the Escrow Account to the Company:

$[                                                                                      ] to be transferred by SWIFT to:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

Yours sincerely,

INVESTORS

Lawrence A. Blatte

Joseph E. Royce

Gregg L. McNelis

SCHEDULE 8

FORM OF LENDER CALL DISBURSEMENT NOTICE

From:

To:                              JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention:  Florence Hanley/Debbie DeMarco

Fax No.: (212) 623-6168

Reference:  Escrow Account No.

[                    ], 20[    ]

We refer to the Escrow Agreement dated January 25, 2011, by and among the Company, Lawrence A. Blatte, Joseph E. Royce and Gregg L. McNelis, Bank of America, N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this Lender Call Disbursement Notice.

In accordance with Clause 4(b)(iv) of the Escrow Agreement, we hereby confirm that a Final Purchase Amount (as defined in the Investment Agreement) is now due and payable or the Final Purchase Outside Date has passed, and that the Investors (as defined in the Investment Agreement) have not delivered the Final Purchase Amount (as defined in the Investment Agreement) to the Company, and irrevocably instruct you to transfer the Final Purchase Amount set forth below from the Escrow Account to the Company:

$[                                                                                      ] to be transferred by SWIFT to:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

Yours sincerely,

TBS INTERNATIONAL PLC

By:
Name:
Title:

(Signatures Continued on Following Page)

BANK OF AMERICA, N.A.

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title:

DVB GROUP MERCHANT BANK (ASIA) LTD.

By:
Name:
Title:

SCHEDULE 9

FORM OF FINAL DISBURSEMENT NOTICE

From:

To:                              JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention:  Florence Hanley/Debbie DeMarco

Fax No.: (212) 623-6168

Reference: Escrow Account No.

[                    ], 20[    ]

We refer to the Escrow Agreement dated January 25, 2011, by and among the Company, Lawrence A. Blatte, Joseph E. Royce and Gregg L. McNelis, Bank of America, N.A., The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this Termination Notice.

In accordance with Clause 4(b)(v) of the Escrow Agreement, we hereby confirm that the Final Closing Date (as defined in the Investment Agreement) occurred on                     , 2011 or that the Final Purchase Amount calculated under the Investment Agreement is $0, and we have fulfilled our obligations under the Investment Agreement, and irrevocably instruct you to transfer any remaining amounts in the Escrow Account to the Investors in the percentages set forth opposite their names on Schedule 1 to the Escrow Agreement.  Transfers shall be made to the accounts set forth below:

To Joseph E. Royce:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

To Gregg L. McNelis:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

To Lawrence A. Blatte:

Bank:	[ ]
SWIFT Code:	[ ]
For credit to:	[ ]
Account name:	[ ]
Account number:	[ ]

Yours sincerely,

INVESTORS:

Lawrence A. Blatte

Joseph E. Royce

Gregg L. McNelis

If this Notice is Delivered Prior to 28
Business Days after the Final Closing Date,
the Notice Must be Counter-Signed by At

Least Two of the Banks Below:

Acknowledged and Agreed as of the Date

Of This Notice:

BANK OF AMERICA, N.A.

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title:

DVB GROUP MERCHANT BANK (ASIA) LTD.

By:
Name:
Title: